Exhibit (j)(i)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Registration Statement (Form N-1A) of Potomac Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697) and this Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8243).


                                                /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
August 22, 2003